As filed with the Securities and Exchange Commission on September 26, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

METROMEDIA INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Park Avenue, 21st Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 527-3800

Not applicable

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events and Regulation FD Disclosure

On September 25, 2003, the Company announced that:

•                    The quotation of the Company’s equity securities on the OTC Bulletin Board trading system (“OTCBB”) was removed on September 24, 2003.

•                    As part of its continuing corporate restructuring initiatives, the Company has undertaken to move its corporate headquarters from New York City to Charlotte, North Carolina.  A much downsized, Charlotte-based, accounting and financial reporting work force has been successfully recruited and, in October, will commence operations in newly leased office space in Charlotte. The Company expects to close its New York City office before the end of 2003.

•                    The Company remitted the $7.98 million to U.S. Bank Corporate Trust Services, the trustee of its $152.0 million 10 ½ % Senior Discount Notes due 2007, thereby effecting the required semi-annual interest payment prior to the September 30, 2003 due date.

•                    To conserve cash in anticipation of further business development opportunities and potential refinancing of the Company’s Senior Discount Notes, the Company elected to not declare a dividend on its 7¼% cumulative convertible preferred stock for the quarterly dividend period ending on September 15, 2003.  Accordingly, as of the September 15, 2003 due date for such dividend, aggregated dividends in arrears is $37.5 million.

The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits

(c)                                  Exhibits.

99.1              Press Release of Metromedia International Group, Inc., dated September 25, 2003

99.2              Lease Agreement dated September 8, 2003, by and between Herrstromer Properties LLC and Metromedia International Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.

	By:	/s/ HAROLD F. PYLE, III
		Name:	Harold F. Pyle, III
		Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Date: September 26, 2003
New York, New York

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Metromedia International Group, Inc. dated September 25, 2003

99.2	Lease Agreement dated September 8, 2003, by and between Herrstromer Properties LLC and Metromedia International Group, Inc.